UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2021

FORTUNE BRANDS HOME & SECURITY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road
Deerfield, Illinois		60015-5611
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 484-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

364-Day Term Loan

On November 29, 2021, Fortune Brands Home & Security, Inc. (the “Company”) entered into a 364-day unsecured term loan credit agreement among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).

Under the Credit Agreement, subject to the satisfaction or waiver of certain conditions, the Company will be able to borrow a term loan. The aggregate principal amount of commitments under the Credit Agreement are $400,000,000. The proceeds of borrowings under the Credit Agreement may be used for general corporate purposes, including working capital, capital expenditures, permitted acquisitions and other lawful corporate purposes.

Borrowings under the Credit Agreement will bear interest at variable rates equal to, at the Company’s election (1) for each base rate loan, the sum of the base rate plus the applicable base rate margin or (2) for each euro-dollar loan, the sum of a euro-dollar margin plus the euro-dollar rate for deposits in dollars with a maturity comparable to the interest period selected by the Company. The applicable base rate margin and the euro-dollar margin will be determined based on the ratings of the Company’s senior unsecured long-term debt securities. The base rate margins range from 0.0% to 0.25% and the euro-dollar rate margins range from 0.625% to 1.25%.

The Credit Agreement contains, among other things, conditions precedent, covenants, representations and warranties and events of default customary for facilities of this type. The covenants include certain limitations on secured debt, sale-leaseback transactions, subsidiary debt and guarantees, fundamental changes, acquisitions and transactions with affiliates. The Credit Agreement also includes a covenant under which the Company is required to maintain a minimum ratio of consolidated EBITDA to consolidated interest expense of 3.0 to 1.0. In addition, the Credit Agreement includes a covenant under which the Company's ratio of consolidated total indebtedness minus certain cash and cash equivalents held by the Company and its subsidiaries to consolidated EBITDA generally may not exceed 3.5 to 1.0.

Under certain conditions the lending commitments under the Credit Agreement may be terminated by the Lenders and amounts outstanding under the Credit Agreement may be accelerated. The events of default include: failure to pay any principal, interest or other amounts when due, failure to comply with its covenants, breach of representations or warranties in any material respect, non-payment or acceleration of other material debt of the Company and its subsidiaries, bankruptcy, material judgments rendered against the Company or certain of its subsidiaries, certain ERISA events or a change of control of the Company, subject to various exceptions and notice, cure and grace periods.

A copy of the Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The above summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement.

Commercial Paper Program

On November 30, 2021, the Company established a commercial paper program (the "Program") pursuant to which the Company may issue short-term, unsecured commercial paper notes (the "Notes") under the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"). Amounts available under the Program may be borrowed, repaid and re-borrowed, with the aggregate principal amount of the Notes outstanding at any time not to exceed $1,250,000,000. The maturity of the Notes will vary but may not exceed 397 days from the date of issue. The Notes will rank at least pari passu with all of our other unsecured and unsubordinated indebtedness. The Notes will be sold at a discount from par or, alternatively, will be sold at par and bear interest at rates that will vary based on market conditions at the time of issuance of the Notes. The rate of interest will depend on whether the Company elects to have a fixed or floating rate apply to the Notes at the time of issuance, and if a floating rate applies, the applicable rate selected by the Company. The Company plans to use our revolving credit facility as a liquidity backstop for the repayment of Notes issued under the Program, which does not result in an increase to the Company's gross debt. The Company plans to use net proceeds from any issuances of the Notes under the Program for general corporate purposes.

One or more commercial paper dealers will each act as a dealer under the Program (each, a "Dealer" and collectively, the "Dealers") pursuant to the terms and conditions of the respective commercial paper dealer agreement entered into between the Company and each Dealer (each, a "Dealer Agreement" and collectively, the "Dealer Agreements"). We may from time to time engage additional commercial paper dealers to act as dealers under the Program. A national bank will act as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement.

The Dealer Agreements provide the terms under which the Dealers will either purchase or arrange for the sale of the Notes. Each Dealer Agreement contains customary representations, warranties, covenants, events of default and indemnification provisions.

A copy of the form of Dealer Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference, and the summary of the Program herein is qualified in its entirety by the terms of the Program as set forth in the form of Dealer Agreement.

The Notes have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any Notes.

From time to time, the Company and the lenders under the Credit Agreement (or affiliates of the lenders) and the Dealers under the Dealer Agreements (or affiliates of the Dealers) may engage in other transactions, including arrangements under which a lender, a dealer or an affiliate of the lender or the dealer participates in interest rate swap or hedging arrangements with the Company, effects repurchases of shares of the Company’s common stock, serves as underwriter, placement agent or purchaser of debt issued by the Company, provides cash management, financial advisory, corporate trust, investment banking or commercial banking services to the Company, provides lines of credit to the Company or its affiliates, or acts as a Dealer under the commercial paper Program described above, among other things. Certain of the lenders or affiliates of certain of the lenders under the Credit Agreement and affiliates of certain of the Dealers are lenders under the Company’s existing $1,250,000,000 revolving credit facility reported in the Form 8-K filed by the Company on October 1, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	364-Day Term Loan Credit Agreement between Fortune Brands Home & Security, Inc., as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
10.2	Form of Commercial Paper Dealer Agreement between Fortune Brands Home & Security, Inc., as issuer, and the Dealer parties thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fortune Brands Home & Security, Inc.

Date:	December 2, 2021	By:	/s/ Patrick D. Hallinan
Patrick D. Hallinan Senior Vice President and Chief Financial Officer